Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	Leslie T. Chao, President Michael J. Clarke, CFO (973) 228-6111

CHELSEA PROPERTY GROUP REPORTS 40% INCREASE
IN FOURTH QUARTER FUNDS FROM OPERATIONS

FFO Per Share Up 27% for the Quarter and 25% for the Year

ROSELAND, New Jersey (February 25, 2004) - Chelsea Property Group, Inc. (NYSE: CPG) today announced operating results for its fourth quarter and fiscal year ended December 31, 2003.

Fourth quarter funds from operations (FFO) before minority interest rose 40% to $56.9 million from $40.8 million in the fourth quarter of 2002, or 27% on a per share basis, to $1.08 from $0.85. FFO attributable to real estate operations rose 30% to $57.0 million from $43.9 million, or 19% on a per share basis, to $1.08 from $0.91. Net income available to common shareholders was $30.1 million, or $0.66 per diluted share, compared to a net loss of $7.8 million, or $0.20 per share, in the 2002 fourth quarter. The net loss in the 2002 fourth quarter included a $34.4 million non-recurring charge related to the write-down of the Company’s investment in Chelsea Interactive, its e-commerce technology affiliate.

For the full year, FFO rose 40% to $185.1 million from $131.8 million in 2002, and diluted FFO per share rose 25% to $3.56 from $2.85, respectively. FFO attributable to real estate operations rose 29% to $187.6 million from $145.2 million, or 15% on a per share basis, to $3.61 from $3.14. Full-year net income available to common shareholders rose to $98.2 million from $41.7 million, and diluted earnings per share rose to $2.20 from $1.05.

Fourth quarter rental revenues from wholly-owned assets rose 25% to $79.1 million from $63.1 million in 2002, and total revenues from wholly-owned assets rose 24% to $110.2 million from $88.9 million, respectively. Fourth quarter FFO from unconsolidated entities rose to $5.5 million from $1.5 million, primarily due to higher income from Chelsea Japan Co., Ltd. (40%-owned) and the August 2003 opening of Las Vegas Premium Outlets (50%-owned). The fourth quarter operating loss from Chelsea Interactive declined to $0.1 million from $3.1 million. Fourth quarter earnings before interest, depreciation and amortization (EBITDA) rose 28% to $79.2 million from $61.7 million.

For the full year, rental revenues from wholly-owned assets rose 37% to $277.0 million from $202.0 million in 2002; total revenues from wholly-owned assets rose 34% to $372.3 million from $278.5 million; FFO from unconsolidated entities rose to $15.1 million from $14.0 million; the operating loss attributable to Chelsea Interactive was $2.5 million compared to $13.4 million; and EBITDA rose 33% to $269.3 million from $202.3 million, respectively.

Fourth quarter and/or full-year comparisons were positively impacted by internal rent growth; higher percentage rents; the expansions of five properties in 2002 and 2003, including the second phase of Gotemba Premium Outlets, the Company’s flagship center in Japan (July 2003); the purchases in April 2002 of Prime Outlets at Edinburgh and Simon Property Group’s 50% interest in Orlando Premium Outlets; the purchase in August 2002 of Fortress Investment Group’s 51% interest in four properties (Gilroy, California; Michigan City, Indiana; Waterloo, New York; and Kittery, Maine); the acquisitions in the fourth quarter of 2002 of six properties (Albertville, Minnesota; Johnson Creek, Wisconsin; Jackson, New Jersey; Osage Beach, Missouri; St. Augustine, Florida; and Branson, Missouri); the acquisitions in 2003 of The Crossings Factory Stores (June) and Belz Factory Outlet World – Las Vegas (August); and the openings in 2003 of Sano Premium Outlets (March) and Las Vegas Premium Outlets (August).

During 2003, Chelsea re-tenanted or renewed approximately 1.4 million square feet of U.S. Premium Outlet® space at an average base rent of $25.40 per square foot, 12% higher than the average expiring rent of $22.60 per square foot.

Including joint venture projects, the Company’s portfolio grew a net 12% during 2003, ending the year at 16.1 million square feet of gross leasable area (GLA). Asset dispositions and discontinuations during 2003 comprised approximately 320,000 square feet of space in three non-core properties. The Premium Outlet portfolio (including Japan), comprising 10.6 million square feet of GLA, remained 99% leased at December 31, 2003.

Same-space sales (weighted average sales per square foot reported in space open for the full duration of both comparison periods) in the domestic Premium Outlet portfolio were up 8% for the quarter and 4% for the full year. Weighted average sales in the domestic Premium Outlet segment were $399 per square foot in 2003, compared to $383 per square foot in 2002.

At year end, Chelsea had approximately 855,000 square feet of construction underway, including the 187,000 square-foot first phase of Tosu Premium Outlets, near Fukuoka, Japan (scheduled to open in March 2004); Chicago Premium Outlets, a 438,000 square-foot single-phase center located on Interstate 88 west of Chicago (scheduled to open May 2004); and the 230,000 square-foot first phase of Punta Norte Premium Outlets, in Mexico City (scheduled to open in late 2004). Construction of two new Premium Outlet centers – Seattle Premium Outlets; and Toki Premium Outlets, near Nagoya, Japan – is scheduled to get underway in 2004 for completion in 2005. Tosu and Toki Premium Outlets are 40%-owned by Chelsea through its investment in Chelsea Japan Co., Ltd., a Tokyo-based joint venture with Mitsubishi Estate Co., Ltd. and Nissho Iwai Corporation; Chicago Premium Outlets is a 50/50 joint venture with Simon Property Group (NYSE: SPG); and Punta Norte Premium Outlets is a 50/50 joint venture with Grupo Sordo Madaleno and affiliates.

David Bloom, Chairman and Chief Executive Officer, said, “2003 was another excellent year for Chelsea, capping a very successful first decade as a public company. Our strong financial performance was again driven broadly by new development in the United States and Japan, acquisitions and internal growth. At the same time, even with our dramatic growth, the overall quality of our assets was better than ever in terms of sales productivity and diversity.

“One of the more pleasing aspects of 2003 was how same-space sales at our domestic Premium Outlets improved throughout the year. After a difficult first quarter due largely to inclement weather, same-space sales improved from -3% to a very strong +8% in the fourth quarter, giving us +4% for the year. Early results in 2004 suggest that sales momentum has continued into the new year. Should we be able to maintain this momentum, we should not only benefit in the short term through higher percentage rents, but also, more importantly, in the long term be able to achieve meaningfully higher market base rents as leases roll over,” Mr. Bloom added.

Based on 2003 results and the current outlook, management expects that 2004 per share FFO will be approximately 10% higher than in 2003, or about $3.92. This guidance assumes, among other things, that the Company’s core portfolio and new development projects perform as expected, and that there are no unanticipated changes in world economic and market conditions that may affect the Company’s business.

The Company’s quarterly conference call with investors and analysts will be held tomorrow, Thursday, February 26, 2004, at 2:00 p.m. eastern time. The call may be accessed by dialing 800-299-9630 (U.S. callers) or 617-786-2904 (international callers) and referencing reservation No. 54927066. A replay of the call will be available through March 4, 2004 by dialing 888-286-8010 (U.S. callers) or 617-801-6888 (international callers) and referencing reservation No. 36263917. The call will also be available in listen-only mode at the Company’s website, www.cpgi.com; a link to the call will be located in the “Investor Information” section, and a replay will be available for 45 days.

Chelsea Property Group, Inc. is a fully integrated, self-administered and self-managed real estate investment trust (REIT) that wholly or partially owns 60 Premium Outlet and other shopping centers – containing 16.1 million square feet of GLA – in 31 states and Japan. The Company’s leading properties include Woodbury Common Premium Outlets, near New York City; Orlando Premium Outlets, in Orlando, Florida; Desert Hills Premium Outlets, near Palm Springs, California; Wrentham Village Premium Outlets, near Boston; and Gotemba Premium Outlets, near Tokyo, Japan. Please see www.cpgi.com for more information.

Statements in this news release that are not strictly historical are “forward-looking” statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Chelsea Property Group believes the expectations reflected in such statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Forward-looking statements involve known and unknown risks that may cause actual results to differ materially from expected results. Risk factors include, without limitation, the receipt of regulatory entitlements for and completion of development projects, in the United States or abroad; construction risks; the availability and cost of capital and foreign currency; credit risk; the Company’s ability to lease its properties; retail, real estate and economic conditions; risks inherent to being a partner in joint ventures; commercial and technological risks related to the Company’s investment in e-commerce enabling technology; competition; and other risks detailed from time to time in Chelsea Property Group’s reports to the Securities and Exchange Commission. The Company accepts no responsibility for updating forward-looking information.

CHELSEA PROPERTY GROUP, INC.

STATEMENT OF OPERATIONS - Unaudited                              Three Months Ended                Year Ended
(In thousands, except per share data)                                 December 31,                December 31,
                                                               2003            2002              2003          2002
                                                             ---------       ---------        ----------   ----------
Revenues:
Base rent (a)                                                $65,629           $52,111        $247,894       $178,298
Percentage rent                                               13,440            10,951          29,134         23,723
Expense reimbursements                                        27,519            22,304          86,499         64,875
Other income                                                   3,583             3,497           8,738         11,593
                                                         --------------     -------------    -------------  ------------
Total revenues                                               110,171            88,863         372,265        278,489
Expenses:
Operating and maintenance                                     31,915            25,621         102,951         77,863
Depreciation and amortization                                 18,647            15,697          70,830         56,870
General and administrative                                     5,166             2,079          12,396          7,074
Other                                                            806             1,029           4,984          3,962
                                                         --------------     -------------    -------------   ------------
Total expenses                                                56,534            44,426         191,161        145,769
Income before unconsolidated investments,
  interest expense, minority interest and
  discontinued operations                                     53,637            44,437         181,104        132,720
Income from unconsolidated investments                         3,935             1,018          11,006          9,802
Loss from Chelsea Interactive                                    (99)          (37,490)         (2,518)       (47,756)
Interest expense                                             (18,426)          (15,126)        (69,779)       (49,189)
Gain on sale of unconsolidated investment                         -                  -              -          10,911
                                                         --------------     -------------    -------------   ------------
Income (loss) from continuing operations before               39,047            (7,161)        119,813         56,488
   minority interest
Minority interest attributed to continuing operations         (6,785)              (67)        (22,225)       (12,523)
                                                         --------------     -------------    -------------   ------------
Income from continuing operations                             32,262            (7,228)         97,588         43,965
(Loss) income and gain from discontinued operations,
   net of minority interest                                   (1,360)              258           3,940          1,171
                                                         --------------     -------------    -------------   ------------
Net income (loss)                                            $30,902           $(6,970)       $101,528        $45,136
Preferred dividends                                             (834)             (834)         (3,336)        (3,422)
                                                         --------------     -------------    -------------   ------------
Net income (loss) - common shareholders                      $30,068           $(7,804)        $98,192        $41,714
Net income (loss) per common share (diluted,
  except for quarter ended December 31, 2002) (b)              $0.66            $(0.20)          $2.20          $1.05
Funds from operations (FFO) (c)                              $56,939           $40,782        $185,095       $131,771
  FFO per common share - real estate                           $1.08             $0.91           $3.61          $3.14
  Chelsea Interactive loss per common share                      -               (0.06)          (0.05)         (0.29)
                                                         --------------     -------------    -------------   ------------
FFO per common share (diluted)                                 $1.08             $0.85           $3.56          $2.85
Dividends per common share                                    $0.535            $0.485           $2.14          $1.86

(a)	Base rent includes straight-line rent of $1,800 and $1,431 in the fourth quarter of 2003 and 2002, respectively, and $7,285, and $3,872 for the year s ended December 31, 2003 and 2002, respectively.
(b)	Basic earnings (loss) per share were $0.69 and ($0.20) in the fourth quarter of 2003 and 2002, respectively, and $2.30 and $1.09 for the years ended December 31, 2003 and 2002, respectively.
(c)	FFO per common share is defined as income before minority interest, gain or loss on sale or writedown of assets and depreciation and amortization, reduced by amortization of deferred financing costs, depreciation of non-real estate assets, and preferred dividends.

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CALCULATION OF FFO - Unaudited

Management believes that FFO should be considered in conjunction with net income, as presented in the statement of operations, to facilitate a clearer understanding of the operating results of the Company. The Company believes that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs.

                                                                Three Months Ended               Year Ended
                                                                    December 31,                December 31,
(Amounts in thousands)                                         2003             2002         2003             2002
                                                        ---------------   ------------   ------------     ------------
Net income (loss) - common shareholders                     $30,068          $(7,804)       $98,192          $41,714
Add:
Depreciation and amortization - wholly-owned                 20,670           16,046         73,651           58,275
Depreciation and amortization - joint ventures                1,599              493          4,069            4,166
Amortization of deferred financing costs and
   depreciation of non-real estate assets                      (491)            (660)        (2,274)          (2,401)
Gain on sale of discontinued operations                           -             (312)        (4,784)            (312)
Gain on sale of unconsolidated investment                         -                -              -          (10,911)
Impairment loss - Chelsea Interactive                             -           34,370              -           34,370
Preferred unit distributions                                 (1,462)          (1,462)        (5,848)          (5,848)
Minority interest                                             6,555              111         22,089           12,718
                                                       --------------   -------------  ---------------  -------------
  FFO                                                       $56,939          $40,782       $185,095         $131,771
Ownership interests:
REIT common shares                                           45,582           41,282         44,597           39,798
Partnership units held by minority interest                   7,379            6,847          7,442            6,426
                                                        -------------    ------------   --------------   ------------
Weighted average shares/units outstanding                    52,961           48,129         52,039           46,224

CALCULATION OF EBITDA - Unaudited

Management believes that earnings before interest, depreciation and amortization (“EBITDA”) should be considered in conjunction with net income, as presented in the statement of operations to facilitate a clearer understanding of the operating results of the Company. The Company believes that EBITDA is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs.

                                                               Three Months Ended               Year Ended
                                                                     December 31,               December 31,
(Amounts in thousands)                                         2003           2002           2003              2002
                                                         --------------  --------------    -------------    ----------
Net income (loss)                                           $30,902          $(6,970)      $101,528          $45,136
Interest expense - wholly-owned                              18,285           15,002         69,215           48,693
Interest expense - joint ventures                               285              143            886              556
Depreciation and amortization expense -
   wholly-owned                                              20,670           16,046         73,651           58,275
Depreciation and amortization expense -
    joint ventures and Chelsea Interactive                    1,599            3,000          4,069           12,437
Income tax - joint ventures                                     922              320          2,640            1,378
Gain on sale of discontinued operations                           -             (312)        (4,784)            (312)
Gain on sale of unconsolidated investment                         -                -              -          (10,911)
Impairment loss - Chelsea Interactive                             -           34,370              -           34,370
Minority interest                                             6,555              111         22,089           12,718
                                                        --------------     ------------  -------------   --------------
EBITDA                                                      $79,218          $61,710       $269,294         $202,340
                                                        ==============     ============  =============   ==============

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CHELSEA PROPERTY GROUP, INC.

SELECTED BALANCE SHEET DATA - Unaudited                            December 31,             December 31,
(In thousands, except center data)                                     2003                     2002
                                                                 ----------------         ---------------

Real estate assets, before depreciation                             $2,072,783                $1,837,174
Cash and cash equivalents                                               18,476                    22,551
Total assets                                                         1,970,414                 1,703,030
Total liabilities                                                    1,304,880                 1,107,756
Minority interest                                                      144,688                   139,443
Stockholders' equity                                                   520,846                   455,831
Shares and units outstanding at period-end                              50,948                    49,047

DEBT DATA:
Unsecured bank debt                                                    204,035                   103,035
Mortgage debt                                                          385,634                   306,455
Unsecured notes due 2005 - 2013                                        621,803                   621,330
Interest coverage ratio - trailing 12 months                               3.8x                      4.1x

OPERATING DATA:  (sq ft in thousands)
Gross leasable area at period end                                       16,127                    14,386
Gross leasable area at period end - Premium Outlets                     10,603                     8,395
Weighted average GLA during period                                      15,249                    12,758
Weighted average GLA during period - Premium Outlets                    10,239                     8,352
Lease-up at period-end - Domestic Premium Outlets                           99%                       99%
Number of centers                                                           60                        58
Number of states and foreign countries                                      32                        31

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